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                                                                    EXHIBIT 99.1


                  CERTIFICATION OF PERIODIC FINANCIAL REPORTS
                                       OF
                            EXPRESSJET HOLDINGS, INC.


I, James B. Ream, President and Chief Executive Officer of ExpressJet Holdings, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (2) and (b) of Section 1350, Chapter 63 of Title 18, United States code), that:

         (1) the Annual Report on Form 10-K for the year ended December 31, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o
                 (d)) and

         (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of ExpressJet Holdings, Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.



 Date:  February 14, 2003                /S/ JAMES B. REAM
                                         -------------------------------------
                                         James B. Ream
                                         President and Chief Executive Officer